Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	Senior Director, Investor Relations	Senior Manager, Public Relations
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports Fourth Quarter Results

RPO Bookings Increased 25% over Prior Year

ATLANTA – January 27, 2026 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $270.4 million for the fourth quarter ended December 31, 2025, compared to $255.8 million in Q4 2024. GAAP diluted earnings per share for Q4 2025 was $0.86 compared to $0.77 in Q4 2024. Non-GAAP adjusted diluted earnings per share for Q4 2025 was $1.21 compared to $1.17 in Q4 2024.

“Manhattan's business momentum continues to strengthen. We delivered record fourth quarter cloud bookings, and our industry leading solutions are gaining market share,” said Manhattan Associates president and CEO Eric Clark.

“Manhattan enters 2026 with an expanded go-to-market footprint and numerous opportunities to drive growth from new and existing customers. Our global team is dedicated to our customers’ success, and we are excited for our newly released AI agents to help deliver optimal results for our entire Active customer community,” Mr. Clark concluded.

FOURTH QUARTER 2025 FINANCIAL SUMMARY:

•
Consolidated total revenue was $270.4 million for Q4 2025, compared to $255.8 million for Q4 2024.
o
Cloud subscription revenue was $108.6 million for Q4 2025, compared to $90.3 million for Q4 2024.
o
License revenue was $2.6 million for Q4 2025, compared to $5.5 million for Q4 2024.
o
Services revenue was $120.0 million for Q4 2025, compared to $119.5 million for Q4 2024.

•
GAAP diluted earnings per share was $0.86 for Q4 2025, compared to $0.77 for Q4 2024.

• Adjusted diluted earnings per share, a non-GAAP measure, was $1.21 for Q4 2025, compared to $1.17 for Q4 2024.

• GAAP operating income was $67.0 million for Q4 2025, compared to $60.7 million for Q4 2024.

• Adjusted operating income, a non-GAAP measure, was $91.4 million for Q4 2025, compared to $90.3 million for Q4 2024.

• Cash flow from operations was $147.0 million for Q4 2025, compared to $104.7 million for Q4 2024. Days Sales Outstanding was 73 days at both December 31, 2025 and at September 30, 2025.

• Cash totaled $328.7 million at December 31, 2025, compared to $263.6 million at September 30, 2025.

• During the three months ended December 31, 2025, the Company repurchased 415,925 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $75.0 million. In January 2026, our Board of Directors replenished the Company’s share repurchase authority to an aggregate of $100.0 million of our common stock.

FULL YEAR 2025 FINANCIAL SUMMARY:

•
Consolidated total revenue for the twelve months ended December 31, 2025, was $1,081.4 million, compared to $1,042.4 million for the twelve months ended December 31, 2024.
o
Cloud subscription revenue was $408.1 million for the twelve months ended December 31, 2025, compared to $337.2 million for the twelve months ended December 31, 2024.
o
License revenue was $14.8 million for the twelve months ended December 31, 2025, compared to $15.1 million for the twelve months ended December 31, 2024.

o
Services revenue was $503.0 million for the twelve months ended December 31, 2025, compared to $525.5 million for the twelve months ended December 31, 2024.
•
GAAP diluted earnings per share for the twelve months ended December 31, 2025, was $3.60, compared to $3.51 for the twelve months ended December 31, 2024.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $5.06 for the twelve months ended December 31, 2025, compared to $4.72 for the twelve months ended December 31, 2024.
•
GAAP operating income was $279.8 million for the twelve months ended December 31, 2025, compared to $261.6 million for the twelve months ended December 31, 2024.
•
Adjusted operating income, a non-GAAP measure, was $387.1 million for the twelve months ended December 31, 2025, compared to $361.8 million for the twelve months ended December 31, 2024.
•
Cash flow from operations was $389.5 million for the twelve months ended December 31, 2025, compared to $295.0 million for the twelve months ended December 31, 2024.
•
During the twelve months ended December 31, 2025, the Company repurchased 1,451,019 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $274.5 million. In January 2026, our Board of Directors replenished the Company’s share repurchase authority to an aggregate of $100.0 million of our common stock.

2026 GUIDANCE

Manhattan Associates provides the following revenue, operating margin, and diluted earnings per share guidance for the full year 2026:

	Guidance Range - 2026 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,133	$1,153	5%	7%

Operating Margin:
GAAP operating margin	24.1%	24.7%
Equity-based compensation	10.4%	10.3%
Adjusted operating margin(1)	34.5%	35.0%

Diluted earnings per share (EPS):
GAAP EPS	$3.37	$3.53	-6%	-2%
Equity-based compensation	1.69	1.69
Excess tax benefit on stock vesting(2)	(0.02)	(0.02)
Adjusted EPS(1)	$5.04	$5.20	0%	3%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and the related income tax effects, if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2026.

Manhattan Associates currently intends to make public certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and a recording of the conference call referenced below available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release or the conference call, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its fourth quarter and twelve months ended December 31, 2025 financial results will be held today, January 27, 2026, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ first quarter 2026 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2025.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share exclude the impact of equity-based compensation, an expense – net of insurance recoveries, related to an unusual health insurance claim, and restructuring expense – net of income tax effects, collectively. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology, and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds, and delivers leading edge cloud solutions so that across the store, through your network, or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2026 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; risks associated with our use of generative and agentic artificial intelligence; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$108,558	$90,330	$408,138	$337,203
Software license	2,643	5,452	14,819	15,085
Maintenance	32,279	33,568	129,972	138,304
Services	120,011	119,482	503,044	525,517
Hardware	6,898	6,969	25,419	26,243
Total revenue	270,389	255,801	1,081,392	1,042,352
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	121,522	112,739	471,405	469,659
Cost of software license	223	253	934	1,321
Research and development	38,533	32,996	145,062	137,689
Sales and marketing	22,078	20,307	81,175	75,976
General and administrative	19,489	27,187	93,762	89,810
Depreciation and amortization	1,532	1,631	6,317	6,301
Restructuring expense	-	-	2,937	-
Total costs and expenses	203,377	195,113	801,592	780,756
Operating income	67,012	60,688	279,800	261,596
Other income, net	1,438	1,996	6,094	5,218
Income before income taxes	68,450	62,684	285,894	266,814
Income tax provision	16,497	14,668	65,946	48,450
Net income	$51,953	$48,016	$219,948	$218,364

Basic earnings per share	$0.87	$0.79	$3.64	$3.56
Diluted earnings per share	$0.86	$0.77	$3.60	$3.51

Weighted average number of shares:
Basic	60,036	60,999	60,473	61,303
Diluted	60,642	62,009	61,054	62,183

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Operating income	$67,012	60,688	$279,800	261,596
Equity-based compensation (a)	30,585	22,592	111,263	93,206
Unusual health insurance claim (c)	(6,224)	7,002	(6,882)	7,002
Restructuring expense (d)	-	-	2,937
Adjusted operating income (Non-GAAP)	$91,373	$90,282	$387,118	$361,804

Income tax provision	$16,497	14,668	65,946	48,450
Equity-based compensation (a)	4,498	3,160	15,247	14,127
Tax benefit of stock awards vested (b)	4	57	3,928	9,120
Unusual health insurance claim (c)	(1,501)	1,690	(1,660)	1,690
Restructuring expense (d)	-	-	708	-
Adjusted income tax provision (Non-GAAP)	$19,498	19,575	84,169	73,387

Net income	$51,953	48,016	219,948	218,364
Equity-based compensation (a)	26,087	19,432	96,016	79,079
Tax benefit of stock awards vested (b)	(4)	(57)	(3,928)	(9,120)
Unusual health insurance claim (c)	(4,723)	5,312	(5,222)	5,312
Restructuring expense (d)	-	-	2,229	-
Adjusted net income (Non-GAAP)	$73,313	72,703	309,043	293,635

Diluted EPS	$0.86	$0.77	$3.60	$3.51
Equity-based compensation (a)	0.43	0.31	1.57	1.27
Tax benefit of stock awards vested (b)	-	-	(0.06)	(0.15)
Unusual health insurance claim (c)	(0.08)	0.09	(0.09)	0.09
Restructuring expense (d)	-	-	0.04	-
Adjusted diluted EPS (Non-GAAP)	$1.21	$1.17	$5.06	$4.72

Fully diluted shares	60,642	62,009	61,054	62,183
a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Cost of services	$12,275	$10,049	$45,630	$41,531
Research and development	6,744	4,948	24,592	20,760
Sales and marketing	3,400	2,149	9,094	8,444
General and administrative	8,166	5,446	31,947	22,471
Total equity-based compensation	$30,585	$22,592	$111,263	$93,206
(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)
In the fourth quarter of 2024, we recorded $7.0 million of expense for an unusual health insurance claim. During the first quarter of 2025, we received an insurance recovery of $4.7 million for this claim, partially offset by $1.0 million of ongoing expense for the claim. During the second quarter of 2025, we recorded an additional $3.0 million of expense for this unusual health insurance claim. During the fourth quarter of 2025, we settled the remaining balance of the claim and recorded $6.2 million of benefit as the final payment was much lower than the cost estimates previously provided by our health insurance provider. Based on the uncommonly large magnitude and nature of the claim and timing of related insurance recoveries, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.
(d)
In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand, which has been impacted by macro-economic uncertainty. We recorded pre-tax restructuring expense in the first quarter of 2025 of approximately $2.9 million. The expense primarily consists of employee severance and outplacement services. We do not believe that the expense is a common cost that resulted from normal operating activities, and thus we have excluded the amount from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$328,747	$266,230
Accounts receivable, net	214,679	205,475
Prepaid expenses and other current assets	39,912	31,559
Total current assets	583,338	503,264

Property and equipment, net	23,120	13,971
Operating lease right-of-use assets	50,443	47,923
Goodwill	62,244	62,226
Deferred income taxes	75,900	94,505
Other assets	44,343	35,662
Total assets	$839,388	$757,551

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,182	$26,615
Accrued compensation and benefits	69,309	72,180
Accrued and other liabilities	26,570	22,275
Deferred revenue	337,049	277,970
Income taxes payable	803	1,264
Total current liabilities	455,913	400,304

Operating lease liabilities, long-term	56,180	47,794
Other non-current liabilities	12,530	10,327

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2025 and December 31, 2024	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 59,845,291 and 60,921,191 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	598	609
Retained earnings	345,097	329,439
Accumulated other comprehensive loss	(30,930)	(30,922)
Total shareholders' equity	314,765	299,126
Total liabilities and shareholders' equity	$839,388	$757,551

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2025	2024

Operating activities:
Net income	$219,948	$218,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,317	6,301
Equity-based compensation	111,263	93,206
(Gain) Loss on disposal of equipment	(21)	(133)
Deferred income taxes	18,342	(28,689)
Unrealized foreign currency loss (gain)	(253)	(380)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,583)	(26,702)
Other assets	(14,729)	(4,157)
Accounts payable, accrued and other liabilities	(229)	1,248
Income taxes	319	(6,242)
Deferred revenue	52,096	42,187
Net cash provided by operating activities	389,470	295,003

Investing activities:
Purchases of property and equipment	(15,457)	(8,675)
Net cash used in investing activities	(15,457)	(8,675)

Financing activities:
Purchase of common stock	(315,162)	(286,366)
Net cash used in financing activities	(315,162)	(286,366)

Foreign currency impact on cash	3,666	(4,473)

Net change in cash and cash equivalents	62,517	(4,511)
Cash and cash equivalents at beginning of period	266,230	270,741
Cash and cash equivalents at end of period	$328,747	$266,230

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.86	$0.85	$1.03	$0.77	$3.51	$0.85	$0.93	$0.96	$0.86	$3.60
Adjustments to GAAP:
Equity-based compensation	0.30	0.34	0.33	0.31	1.27	0.40	0.35	0.40	0.43	1.57
Tax benefit of stock awards vested	(0.13)	(0.01)	(0.01)	-	(0.15)	(0.06)	-	(0.01)	-	(0.06)
Unusual health insurance claim	-	-	-	0.09	0.09	(0.05)	0.04	-	(0.08)	(0.09)
Restructuring expense	-	-	-	-	-	0.04	-	-	-	0.04
Adjusted Diluted EPS	$1.03	$1.18	$1.35	$1.17	$4.72	$1.19	$1.31	$1.36	$1.21	$5.06
Fully Diluted Shares	62,493	62,118	61,948	62,009	62,183	61,527	61,074	60,954	60,642	61,054

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$196,312	$205,955	$205,852	$194,367	$802,486	$194,615	$206,606	$206,659	$202,546	$810,426
EMEA	46,620	46,918	48,082	48,903	190,523	55,542	52,301	53,975	53,978	215,796
APAC	11,620	12,445	12,747	12,531	49,343	12,630	13,514	15,161	13,865	55,170
	$254,552	$265,318	$266,681	$255,801	$1,042,352	$262,787	$272,421	$275,795	$270,389	$1,081,392

GAAP Operating Income:
Americas	$36,687	$45,300	$49,033	$36,323	$167,343	$33,862	$48,051	$45,783	$39,875	$167,571
EMEA	15,884	17,195	20,521	18,896	72,496	23,703	19,807	22,877	21,686	88,073
APAC	5,059	5,693	5,536	5,469	21,757	5,607	5,930	7,168	5,451	24,156
	$57,630	$68,188	$75,090	$60,688	$261,596	$63,172	$73,788	$75,828	$67,012	$279,800

Adjustments (pre-tax):
Americas:
Equity-based compensation	$22,095	$24,666	$23,853	$22,592	$93,206	$28,826	$24,275	$27,577	$30,585	$111,263
Unusual health insurance claim	-	-	-	7,002	7,002	(3,658)	3,000	-	(6,224)	(6,882)
Restructuring expense	-	-	-	-	-	2,929	8	-	-	2,937
	$22,095	$24,666	$23,853	$29,594	$100,208	$28,097	$27,283	$27,577	$24,361	$107,318

Adjusted non-GAAP Operating Income:
Americas	$58,782	$69,966	$72,886	$65,917	$267,551	$61,959	$75,334	$73,360	$64,236	$274,889
EMEA	15,884	17,195	20,521	18,896	72,496	23,703	19,807	22,877	21,686	88,073
APAC	5,059	5,693	5,536	5,469	21,757	5,607	5,930	7,168	5,451	24,156
	$79,725	$92,854	$98,943	$90,282	$361,804	$91,269	$101,071	$103,405	$91,373	$387,118

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$648	$(531)	$936	$316	$1,369	$(1,591)	$2,724	$2,652	$3,833	$7,618
Costs and expenses	176	(673)	211	(227)	(513)	(1,966)	1,180	738	906	858
Operating income	472	142	725	543	1,882	375	1,544	1,914	2,927	6,760
Foreign currency gains (losses) in other income	(564)	(577)	(331)	519	(953)	131	(65)	1,596	9	1,671
	$(92)	$(435)	$394	$1,062	$929	$506	$1,479	$3,510	$2,936	$8,431

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$185	$307	$261	$302	$1,055	$785	$514	$832	$1,409	$3,540
Foreign currency gains (losses) in other income	164	41	284	1,283	1,772	15	140	1,978	742	2,875
Total impact of changes in the Indian Rupee	$349	$348	$545	$1,585	$2,827	$800	$654	$2,810	$2,151	$6,415

4. Other income includes the following components (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$1,414	$1,503	$1,636	$1,476	$6,029	$1,101	$852	$1,007	$1,429	$4,389
Foreign currency gains (losses)	(564)	(577)	(331)	519	(953)	130	(65)	1,597	9	1,671
Other non-operating income (expense)	146	(12)	7	1	142	106	(72)	-	(1)	33
Total other income	$996	$914	$1,312	$1,996	$5,218	$1,337	$715	$2,604	$1,438	$6,094

5. Capital expenditures are as follows (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$2,321	$2,217	$1,009	$3,128	$8,675	$891	$3,980	$5,928	$4,658	$15,457

6. Stock Repurchase Activity (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	294	343	194	156	987	539	263	233	416	1,451
Shares withheld for taxes due upon vesting of restricted stock	165	3	8	2	178	179	3	8	2	192
Total shares purchased	459	346	202	158	1,165	718	266	241	418	1,643

Total cash paid for shares purchased under publicly-announced buy-back program	$73,411	$74,999	$49,687	$43,539	$241,636	$100,000	$49,596	$49,947	$74,996	$274,539
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	40,423	713	1,917	569	43,622	36,447	595	1,602	398	39,042
Total cash paid for excise tax	-	-	-	1,108	1,108	-	-	-	1,581	1,581
Total cash paid for shares repurchased	$113,834	$75,712	$51,604	$45,216	$286,366	$136,447	$50,191	$51,549	$76,975	$315,162

7. Remaining Performance Obligations

We disclose revenue that we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Remaining Performance Obligations	$1,516,430	$1,601,531	$1,686,421	$1,780,400	$1,891,384	$2,013,495	$2,076,628	$2,232,234